Exhibit 23.1



Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals




            Consent of Independent Registered Public Accounting Firm



     We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated September 6, 2006, relating to the consolidated financial statements of Gemco Minerals, Inc., and consolidated subsidiaries for the fiscal years ended May 31, 2006 and 2005 as well as to the reference to Cinnamon Jang Willoughby & Company, in the Experts section of the Prospectus contained in the Registration Statement.


                                         /s/ Cinnamon Jang Willoughby & Company
                                         --------------------------------------
                                          "Cinnamon Jang Willoughby & Company"


                                                   Chartered Accountants

Burnaby, BC, Canada
March 30, 2007





MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 1N2.
Telephone: +1 604 435 4317. Fax: +1 604 435 4319.
HLB Cinnamon Jang Willoughby & Company is a member of International. A world-wide organization of accounting firms and business advisors